UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		November 15, 2018
NIKE, Inc.
(Exact name of registrant as specified in charter)

OREGON	1-10635	93-0584541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE BOWERMAN DRIVE BEAVERTON, OR		97005-6453
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(503) 671-6453

NO CHANGE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 15, 2018, the Board of Directors of NIKE, Inc. (the “Company”) appointed John W. Rogers, Jr. to serve as a Director of the Company.

John W. Rogers, Jr., 60, is Chairman, Chief Executive Officer and Chief Investment Officer of Ariel Investments, LLC, a privately-held money management firm he founded in 1983, which serves individual and institutional investors through its mutual funds and separate accounts. Mr. Rogers is a Trustee of Ariel Investment Trust, the investment company consisting of the six mutual funds his firm manages. In 2008, he was awarded Princeton University’s highest honor, the Woodrow Wilson Award, presented each year to the alumnus whose career embodies a commitment to national service. He served as co-chair for the Presidential Inaugural Committee 2009, and more recently, joined the Barack Obama Foundation’s Board of Directors. Mr. Rogers serves as a director of Exelon Corporation, McDonald’s Corporation and The New York Times Company. He also serves as trustee of the University of Chicago, Rush University Medical Center, the Robert F. Kennedy Center for Justice and Human Rights, the National Association of Basketball Coaches (NABC) Foundation, Inc., and is a life trustee of the Chicago Symphony Orchestra. Mr. Rogers was selected to serve on the Board because of his broad knowledge of finance, risk assessment, leadership development and succession planning.

There was no arrangement or understanding pursuant to which Mr. Rogers was elected as a director, and there are no related party transactions between the Company and Mr. Rogers.

Mr. Rogers will participate in the Company’s standard director compensation program which provides for an annual retainer of $100,000 per year, an annual restricted stock award of $175,000 and a sign-on restricted stock award of $175,000.

Effective November 15, 2018, the Compensation Committee of the Board of Directors awarded Mr. Rogers 2,355 shares of the Company’s Class B Common Stock. The shares are subject to forfeiture in the event that Mr. Rogers’ service as a director of the Company terminates prior to the first anniversary of the grant.

The Company issued a press release on November 19, 2018 announcing the appointment of Mr. Rogers.  The press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is furnished with this Form 8-K:

Exhibit No.	Exhibit
99.1	NIKE, Inc. Press Release dated November 19, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIKE, Inc. (Registrant)

Date: November 19, 2018	By:	/s/ Andrew Campion
Andrew Campion
Chief Financial Officer